Cawley, Gillespie & Associates, Inc.

PETROLEUM CONSULTANTS

AUSTIN OFFICE:	MAIN OFFICE:	HOUSTON OFFICE:
9601 AMBERGLEN BLVD., SUITE 117	306 WEST 7TH STREET, SUITE 302	1000 LOUISIANA, SUITE 625
AUSTIN, TEXAS 78729	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
(512) 249-7000	(817) 336-2461	(713) 651-9944
FAX (512) 233-2618	FAX (817) 877-3728	FAX (713) 651-9980

Exhibit 23.1

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

February 14, 2017

Permian Basin Royalty Trust

Southwest Bank, Trustee

2911 Turtle Creek Boulevard, Suite 850

Dallas, Texas 75219

Gentlemen:

Cawley, Gillespie & Associates, Inc., hereby consents to the use of the oil and gas reserve information in the Permian Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ending December 31, 2016 and in the Permian Basin Royalty Trust Annual Report for the year ending December 31, 2016, based on reserve reports dated January 25, 2017, prepared by Cawley, Gillespie & Associates, Inc.

Submitted,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

Kenneth J. Mueller, P. E. 86132
Vice President